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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 of our report which includes an explanatory paragraph addressing certain costs and expenses presented in the financial statements which represents allocations and management's estimates of the costs of services provided by Millipore Corporation, dated February 10, 1995, on our audits of the financial statements of Waters Chromatography Division of Millipore Corporation (the "Predecessor"). We also consent to the reference of our firm under the caption "Experts."

                                          /s/ Coopers & Lybrand, L.L.P.
                                          Coopers & Lybrand L.L.P.

Boston, Massachusetts
October 22, 1996